Exhibit 99

NEWS
     For additional information contact:     Benno Sand-Investor and Financial Media 952.448.8936
FOR IMMEDIATE RELEASE
     MINNEAPOLIS (March 22, 2011)—FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the second quarter of fiscal 2011 and for the six months ended February 26, 2011.
Fiscal 2011 Second Quarter and First Half
     Second quarter fiscal 2011 sales increased 62 percent to $30.8 million, compared to $18.9 million for the same period in fiscal 2010. The company’s net income for the second quarter of fiscal 2011 was $4.9 million, or $0.13 per share, compared to net income of $609,000, or $0.02 per share, for the second quarter of fiscal 2010.
     Sales for the first half of fiscal 2011 increased 24 percent to $41.6 million, compared to $33.5 million for the same period of fiscal 2010. The company’s net income for the first half of fiscal 2011 was $2.4 million, or $0.06 per share, compared to net income of $555,000, or $0.02 per share, for the first half of fiscal 2010.
     The second quarter financial results included $216,000 and $865,000, of stock-based compensation in fiscal 2011 and 2010, respectively. First half financial results included $403,000 and $1,128,000 of stock-based compensation in fiscal 2011 and 2010, respectively.
Balance Sheet
     Cash, cash equivalents, restricted cash and long-term securities at the end of the second quarter were $34.9 million. The company generated $342,000 from operations and used $3.5 million of cash in operations, during the second quarter and first half of fiscal 2011, respectively. Inventory increased from $26.1 million at the end of fiscal 2010 to $36.9 million at the end of the second quarter of fiscal 2011, as the company placed products at customers for evaluation and began to ramp ORION® single wafer cleaning system production in anticipation of follow-on orders.* At the end of the second quarter, the company had a current ratio of 4.3 to 1.0 and a book value of $2.24 per share and no debt.
Outlook
     Given the quarter-to-date orders and the visible pipeline of order opportunities, the company expects third quarter orders to approach $40 million as compared to $23.1 million in the second quarter of fiscal 2011.* This assumes the receipt of several follow-on ANTARES® CryoKinetic cleaning system and ORION® system production orders that are anticipated late in the quarter.*
     Based on the backlog and deferred revenue levels at the end of the second quarter and expected additional third quarter orders, the company expects third quarter fiscal 2011 revenues to again exceed $30 million, as compared to $30.8 million in the second quarter of fiscal 2011.*
     Based upon the anticipated gross profit margin and the operating expense run rate, the company expects net income of $4.5 to $5.5 million for the third quarter of fiscal 2011.* The company expects to use cash in operating activities in the third quarter, as we support the higher expected third quarter order levels and based upon the expected timing of third quarter shipments.*
Conference Call Details
     FSI investors have the opportunity to listen to management’s discussion of its financial results on a conference call at 3:30 p.m. CDT today. The company invites all those interested to join the call by dialing 888.469.1667 and entering access code 4274595. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialling 866.468.7674.
About FSI
     FSI International, Inc. is a global supplier of surface conditioning equipment, technology and support services for microelectronics manufacturing. Using the company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray, vapor and cryogenic aerosol technologies, customers are able to achieve their process performance, flexibility and productivity goals. The company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. For more information, visit FSI’s website at http://www.fsi-intl.com, or call Benno Sand, 952.448.8936.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     This press release contains certain “forward-looking” statements (*), including, but not limited to expected ORION® system follow-on production orders, expected orders, expected third quarter revenues, expected use of cash, expected timing of shipments and expected financial results for the third quarter of fiscal 2011. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, changes in industry conditions; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the company’s successful execution of internal performance plans; the cyclical nature of the company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; the timing and success of current and future product and process development programs; the success of the company’s direct distribution organization; legal proceedings; the potential impairment of long-lived assets; and the potential adverse financial impacts resulting from declines in the fair value and liquidity of investments the company presently holds; the impact of natural disasters on parts and consumables supply and demand for products; as well as other factors listed herein or from time to time in the company’s SEC reports, including our latest 10-K annual report. The company assumes no duty to update the information in this press release.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Second Quarter Ended		Six Months Ended
	Feb. 26, 2011	Feb. 27, 2010	Feb. 26, 2011	Feb. 27, 2010
Sales	$30,752	$18,925	$41,633	$33,542
Cost of goods	17,703	10,882	23,413	18,932

Gross margin	13,049	8,043	18,220	14,610
Selling, general and administrative expenses	4,957	4,267	9,628	8,061
Research and development expenses	3,172	3,263	6,172	6,019

Operating income	4,920	513	2,420	530
Interest and other (expense) income, net	(1)	90	(9)	35

Income before income taxes	4,919	603	2,411	565
Income tax (benefit) expense	(1)	(6)	(7)	10

Net income	$4,920	$609	$2,418	$555

Income per share — basic	$0.13	$0.02	$0.06	$0.02

Income per share — diluted	$0.13	$0.02	$0.06	$0.02

Weighted average common shares
Basic	38,635	31,917	38,589	31,777
Diluted	39,176	32,252	38,995	32,017
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)
(unaudited)

	Feb. 26, 2011	Aug. 28, 2010
Assets

Current assets
Cash, restricted cash and cash equivalents	$32,089	$34,687
Receivables, net	16,971	18,935
Inventories	36,933	26,145
Other current assets	4,251	3,673

Total current assets	90,244	83,440

Property, plant and equipment, net	13,095	13,204

Long-term securities	2,766	3,612
Investment	460	460
Other assets	1,642	1,582

Total assets	$108,207	$102,298

Liabilities and Stockholders’ Equity

Current liabilities
Trade accounts payable	$9,372	$8,396
Deferred profit*	5,770	2,669
Accrued expenses	5,946	8,020

Total current liabilities	21,088	19,085

Long-term liabilities	459	410

Total stockholders’ equity	86,660	82,803

Total liabilities and stockholders’ equity	$108,207	$102,298

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except percentages, per share and total employee data)
(unaudited)

	Six Months Ended
	Feb. 26, 2011	Feb. 27, 2010
Sales by Area

United States	46%	49%
International	54%	51%

Cash Flow Statement

Capital expenditures	$1,004	$404
Depreciation	$1,097	$1,329

Miscellaneous Data

Total employees, including contract	325	272
Book value per share	$2.24	$1.63
Shares outstanding	38,699	32,071
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